                    OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

             March 18, 1996 (as updated through October 22, 2002)

1.    The Plan.  This Plan is the written  multiple class plan for each of (i)
the  open-end  management   investment   companies  and  (ii)  the  closed-end
management  investment  company or companies  permitted by exemptive  order to offer  multiple  classes of shares on the  proviso  that they  comply with the
Rule (as defined below)  (individually a "Fund" and collectively the "Funds"), named on Exhibit A hereto,  which  exhibit  may be revised  from time to time, for  OppenheimerFunds  Distributor,  Inc.  (the  "Distributor"),  the  general distributor  of  shares  of the  Funds  and for  OppenheimerFunds,  Inc.  (the
"Advisor"),  the  investment  advisor of the Funds.1 In  instances  where such
investment   companies  issue  shares  representing   interests  in  different
portfolios  ("Series"),  the term "Fund" and "Funds" shall separately refer to each  Series.  This Plan is the written plan  contemplated  by Rule 18f-3 (the
"Rule") under the  Investment  Company Act of 1940 (the "1940 Act"),  pursuant to which the  Funds  may  issue  multiple  classes  of  shares.  The terms and provisions  of  this  Plan  shall  be  interpreted  and  defined  in a  manner consistent with the provisions and definitions contained in the Rule.

2.    Similarities  and Differences  Among Classes.  Each Fund offering shares of more than one class agrees that each class of that Fund:

(1)(i) shall have any service plan or distribution and service plan ("12b-1
Plan") apply  separately to any class whose shares are subject to such Plan, and such class shall pay all of the expenses  incurred pursuant to that arrangement;
and (ii)  may pay a  different  share of  expenses  ("Class  Expenses")  if such expenses are actually  incurred in a different  amount by that class,  or if the class receives  services of a different kind or to a different  degree than that of other classes. Class Expenses are those expenses specifically attributable to the  particular  class of shares,  namely (a) 12b-1 Plan fees,  (b) transfer and
shareholder   servicing  agent  fees  and   administrative   service  fees,  (c)
shareholder  meeting expenses,  (d) SEC registration fees for Funds organized as corporations and (e) any other incremental expenses subsequently identified that should be  allocated  to one class  which  shall be  approved  by a vote of that
Fund's Board of  Directors,  Trustees or Managers  (the  "Directors").  Expenses
identified  in Items (c)  through (e) may involve  issues  relating  either to a specific class or to the entire Fund;  such expenses  constitute  Class Expenses only when they are attributable to a specific class.  Because Class Expenses may be  accrued  at  different  rates  for each  class of a single  Fund,  dividends distributable  to  shareholders  and net asset  values  per share may differ for shares of different classes of the same Fund.

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1. For Centennial  Money Market Trust,  Centennial  Asset  Management Corp. is
substituted as the "Distributor" and the "Advisor".

(2) shall have  exclusive  voting  rights on any matters that relate solely to that class's  arrangements,  including without  limitation voting with respect to a 12b-1 Plan for that class;

(3) shall have separate voting rights on any matter  submitted to shareholders in which the  interests  of one class  differ from the  interests of any other class;

(4) may have a  different  arrangement  for  shareholder  services,  including different sales charges,  redemption fees, sales charge waivers,  purchase and redemption features,  exchange privileges,  loan privileges,  the availability of certificated shares and/or conversion features; and

(5) shall have in all other  respects the same rights and  obligations as each other class.

3.    Allocations  of  Income,  Capital  Gains and Losses  and  Expenses.  The
methodologies  and  procedures for  allocating  expenses,  as set forth in the most current version of the report captioned  "Methodology for Net Asset Value
(NAV) and Dividend and Distribution  Determinations for Oppenheimer Funds with
Multiple Classes of Shares" are re-approved.  Income,  realized and unrealized capital gains and losses,  and expenses of each Fund other than Class Expenses allocated to a particular  class shall be allocated to each class on the basis of the net asset  value of that class in  relation  to the net asset  value of that Fund,  except as follows:  For Funds  operating under 1940 Act Rule 2a-7, and for other Funds that declare  dividends  from net  investment  income on a daily  basis,  such  allocations  shall be made on the basis of  relative  net assets  (settled  shares)  [net assets  valued in  accordance  with  generally accepted  accounting  principles  but  excluding  the  value of  subscriptions receivable] in relation to the net assets of that Fund.

4.    Expense  Waivers  and  Reimbursements.  From time to time the Advisor or the Fund's transfer and shareholder  servicing agent may voluntarily undertake
to  (i)  waive  any  portion  of  the  management  fee  and/or   transfer  and
shareholder  servicing agent fees charged to a Fund, and/or (ii) reimburse any portion of the  expenses  of a Fund or of one or more of its  classes,  but is not  required  to do so or to  continue  to do so for any period of time.  The
Advisor  shall  provide a quarterly  report to the  Directors  of Fund expense reimbursements  to  disclose  any  reimbursements  that are not  equal for all classes of the same Fund.

5.    Conversions of Shares.  Any Fund may offer a conversion  feature whereby shares of one class  ("Purchase  Class Shares") will convert  automatically to shares of another  class  ("Target  Class  Shares") of that Fund,  after being held for a requisite  period  ("Matured  Purchase Class Shares"),  pursuant to the terms  and  conditions  of that  Fund's  Prospectus  and/or  Statement  of
Additional  Information.  Such terms and  conditions may provide for that time period to vary for Purchase  Class Shares (i) afforded  different  shareholder privileges or other  features,  (ii) issued by different  Funds,  and/or (iii)
issued on different  dates.  Upon conversion of Matured Purchase Class Shares, all Purchase Class Shares of that Fund acquired by  reinvestment  of dividends or  distributions  of  such  Matured  Purchase  Class  Shares  shall  also  be converted at that time.  Purchase  Class Shares will convert into Target Class
Shares of that Fund on the basis of the  relative  net asset values of the two classes,  without the imposition of any sales load,  fee or other charge.  The conversion  feature  shall be offered for so long as (i) the expenses to which
Target  Class  Shares of a Fund are  subject,  including  payments  authorized under that Fund's  Target  Class 12b-1 plan,  are not higher than the expenses of Purchase Class Shares of that Fund,  including  payments  authorized  under that Fund's  Purchase Class 12b-1 plan; (ii) there continues to be available a ruling from the Internal  Revenue Service  ("IRS") revenue  procedure or other
IRS  ruling or  regulation,  or an  opinion  of counsel or of an opinion of an auditing  firm serving as tax adviser,  to the effect that the  conversion  of
Purchase  Class Shares to Target  Class  Shares does not  constitute a taxable event for the holder;  and (iii) if  shareholders  of Target Class Shares of a
Fund, but not shareholders of Purchase Class Shares of that Fund,  approve any increase in expenses  allocated to the Target Class for  shareholder  services or distribution  (including payments authorized under that Fund's Target Class
12b-1  plan),  that Fund will  establish  a new class of shares  ("New  Target
Class  Shares")  and shall take such other  action as is  necessary to provide that  existing  Purchase  Class Shares are  exchanged  or  converted  into New
Target  Class  Shares,  identical  in all  material  respects to Target  Class
Shares as they  existed  prior to  implementation  of the proposal to increase expenses,  no later than the date such shares  previously  were  scheduled  to convert into Target Class Shares.

6.    Disclosure.  The  classes of shares to be offered by each Fund,  and the initial,  asset-based or contingent  deferred sales charges and other material distribution  arrangements with respect to such classes, shall be disclosed in the prospectus  and/or statement of additional  information used to offer that class of shares.  Such  prospectus  or  statement  of  additional  information shall be  supplemented  or  amended  to reflect  any  change(s)  in classes of shares  to be  offered  or in  the  material  distribution  arrangements  with respect to such classes.

7.    Independent  Audit.  The  methodology and procedures for calculating the net asset value,  dividends and  distributions of each class shall be reviewed by an  independent  auditing  firm  (the  "Expert").  At least  annually,  the
Expert,  or an  appropriate  substitute  expert,  will  render a report to the
Funds on policies and  procedures  placed in operation  and tests of operating effectiveness as defined and described in SAS 70 of the AICPA.

8.    Offers and Sales of Shares.  The  Distributor  will maintain  compliance standards  as to when  each  class  of  shares  may  appropriately  be sold to particular  investors,  and will  require  all persons  selling  shares of the
Funds to agree to conform to such standards.

9. Rule 12b-1  Payments.  The  Treasurer of each Fund shall  provide to the
Directors of that Fund, and the Directors shall review, at least quarterly,  the written  report  required by that Fund's  12b-1 Plan,  if any.  The report shall include information on (i) the amounts expended pursuant to the 12b-1 Plan, (ii)
the purposes for which such  expenditures  were made and (iii) the amount of the
Distributor's  unreimbursed  distribution  costs (if  recovery  of such costs in future periods is permitted by that 12b-1 Plan),  taking into account 12b-1 Plan payments and  contingent  deferred  sales charges paid to the  Distributor.

10. Conflicts. On an ongoing basis, the Directors of the Funds, pursuant to their fiduciary  responsibilities under the 1940 Act and otherwise, will monitor the Funds for the existence of any material conflicts among the interests of the classes.  The Advisor and the Distributor  will be responsible for reporting any potential  or  existing  conflicts  to the  Directors.  In the event a  conflict arises, the Directors shall take such action as they deem appropriate.

11. Effectiveness and Amendment. This Plan takes effect for each Fund as of the date of adoption shown below for that Fund, whereupon the open-end Funds are released from the terms and conditions  contained in their respective  exemptive applications pursuant to which orders were issued exempting the respective Funds from the provisions of Sections 2(a)(32),  2(a)(35),  18(f), 18(g), 18(i), 22(c)
and 22(d) of the 1940 Act and Rule 22c-1  thereunder,  or from their  respective previous multiple class plan.2 This Plan has been approved by a majority vote of the Board of each Fund and of each Fund's Board members who are not  "interested persons"  (as  defined  in the  1940  Act) and who have no  direct  or  indirect financial  interest in the operation of the Plan or any  agreements  relating to the Plan (the  "Independent  Trustees")  of each  Fund at  meetings  called  for
Oppenheimer Funds listed on Exhibit A, in each case for the purpose of voting on this Plan. Prior to that vote, (i) each Board was furnished with the methodology used for net asset value and dividend and  distribution  determinations  for the
Funds, and (ii) majority of each Board and its Independent  Trustees  determined that the Plan as proposed to be adopted, including the expense allocation, is in the best  interests  of each  Fund as a whole  and to each  class  of each  Fund individually.  Thereafter,  this Plan has been  approved at least  annually by a majority  of each  Board of the  Oppenheimer  Funds  listed on Exhibit A hereto, including a majority  of the  Independent  Trustees of such Funds.  Prior to any material  amendment to the Plan, each Board shall request and evaluate,  and the
Distributor  shall furnish,  such information as may be reasonably  necessary to evaluate  such  amendment,  and a  majority  of each  Board and its  Independent
Trustees  shall find that the Plan as  proposed  to be  amended,  including  the expense allocation,  is in the best interest of each class, each Fund as a whole and each class of each Fund  individually.  No  material  amendment  to the Plan shall be made by any Fund's Prospectus or Statement of Additional Information or
an supplement to either of the  foregoing,  unless such amendment has first been approved by a majority of the Fund's Board and its Independent Trustees.

--------------------------------
2 The exemptive  applications  include  Oppenheimer  Management  Corp. et al.,
Release IC-19821,  10/28/93  (notice) and Release IC-19894,  11/23/93 (order), and Quest for Value Fund, Inc. et al., Release IC-19605,  7/30/93 (notice) and
Release IC-19656,  8/25/93 (order). Plans were initially adopted by the Denver
Oppenheimer  Funds on October 24, 1995,  by the New York  OppenheimerFunds  on
October 5, 1995, by the Quest  Oppenheimer  Funds on November 28, 1995, by the
Rochester  Oppenheimer  Funds on January 10, 1996, by the  Connecticut  Mutual
Oppenheimer  Funds on February  26, 1996,  to take effect March 18, 1996,  and were subsequently  adopted by each Oppenheimer Fund that commenced  operations after that date of approval,  as of the  commencement of operation of that new fund.

12.   Disclaimer  of  Shareholder  and  Trustee  Liability.   The  Distributor
understands  that  the  obligations  under  this  Plan  of each  Fund  that is organized as a  Massachusetts  business trust are not binding upon any Trustee or  shareholder  of such  Fund  personally,  but bind  only  that Fund and the
Fund's  property.  The  Distributor  represents  that  it  has  notice  of the provisions of the Declarations of Trust of such Funds disclaiming  shareholder and Trustee liability for acts or obligations of the Funds.

Initially  approved by the Boards of the Board II Oppenheimer Funds on October
24, 1995, and most recently approved by those Boards on October 22, 2002.

                                          /s/ Robert G. Zack
                                          -------------------------------
                                          Robert G. Zack, Vice President
                                            & Secretary
                                          Board II Oppenheimer Funds

Initially  approved by the Boards of the Board I Oppenheimer  Funds on October
5, 1995, and most recently approved by those Boards on October 10, 2002.

                                          /s/ Robert G. Zack
                                          -------------------------------
                                          Robert G. Zack, Secretary
                                          Board I Oppenheimer Funds

Initially  approved by the Boards of the Board III Funds on November  28, 1995
(for the former  Oppenheimer  Quest  funds),  and on January 10, 1996 (for the former  Oppenheimer  Rochester  funds),  and most  recently  approved by those
Boards on October 7, 2002.

                                          /s/ Robert G. Zack
                                          -------------------------------
                                          Robert G. Zack, Secretary
                                          Board III Oppenheimer Funds

Initially  approved  by the  Boards  of the  Board  IV  Oppenheimer  Funds  on
November 19, 2001,  and most recently  approved by those Boards on October 21,
2002.

                                          /s/ Robert G. Zack
                                          -------------------------------
                                          Robert G. Zack, Secretary
                                          Board IV Oppenheimer Funds

                                                              Exhibit A

1.    Board II Oppenheimer Funds
      --------------------------

Centennial Money Market Trust
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Capital Income Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Integrity Funds (consisting of the following series:)
            Oppenheimer Bond Fund
            Oppenheimer International Bond Fund
            Oppenheimer High Yield Fund
Oppenheimer Main Street Funds, Inc.(R)
            (consisting of the following 1 series:)
            Oppenheimer Main Street Growth & Income Fund(R)
            Oppenheimer Main Street Small Cap Fund(R)
            Oppenheimer Main Street Opportunity Fund(R)
Oppenheimer Municipal Fund
            (consisting of the following 1 series:)
Oppenheimer Intermediate Municipal Fund
Oppenheimer Principal Protected Trust
            (consisting of the following 1 series:)
Oppenheimer Principal Protected Main Street Fund
Oppenheimer Real Asset Fund
Oppenheimer Select Managers
            (consisting of the following 6 series:)
            Mercury Advisors S&P 500 Index Fund
            Mercury Advisors Focus Growth Fund
            QM Active Balanced Fund
            Jennison Growth Fund
            Salomon Brothers All Cap Fund
            Gartmore Millennium Growth Fund II
Oppenheimer Senior Floating Rate Fund
Oppenheimer Strategic Income Fund
Oppenheimer Total Return Fund, Inc.

Oppenheimer Variable Account Funds
            (consisting of the following 10 series:)
            Oppenheimer Money Fund/VA
            Oppenheimer High Income Fund/VA
            Oppenheimer Bond Fund/VA
            Oppenheimer Aggressive Growth Fund/VA
            Oppenheimer Capital Appreciation Fund/VA
            Oppenheimer Multiple Strategies Fund/VA
            Oppenheimer Main Street Growth & Income Fund/VA
            Oppenheimer Global Securities Fund/VA
            Oppenheimer Strategic Bond Fund/VA
            Oppenheimer Main Street Small Cap Fund/VA
Panorama Series Fund, Inc.
            (consisting of the following 4 series):
            Total Return Portfolio
            Growth Portfolio
            Oppenheimer International Growth Fund/VA
            Government Securities Portfolio

2.    Board I Oppenheimer Funds
      -------------------------

Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Preservation Fund
Oppenheimer Concentrated Growth Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Europe Fund
Oppenheimer Global Fund
Oppenheimer Global Growth & Income Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multiple Strategies Fund
Oppenheimer Mid Cap Value Fund
Oppenheimer Multi-State Municipal Trust
            (consisting of the following 3 series:)
            Oppenheimer Rochester National Municipals
            Oppenheimer New Jersey Municipal Fund
            Oppenheimer Pennsylvania Municipal Fund
Oppenheimer New York Municipal Fund
Oppenheimer Series Fund, Inc.
            (consisting of the following 2 series):
            Oppenheimer Disciplined Allocation Fund
            Oppenheimer Value Fund
Oppenheimer Special Value Fund
Oppenheimer Trinity Value Fund
Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Trinity Core Fund
Oppenheimer Municipal Bond Fund
Oppenheimer U.S. Government Trust

3.    Board III Funds
      ---------------

Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Quest for Value Funds
            (consisting of the following 3 series:)
            Oppenheimer Quest Opportunity Value Fund
            Oppenheimer Small Cap Value Fund
            Oppenheimer Quest Balanced Value Fund
Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer MidCap Fund

Bond Fund Series - Oppenheimer Convertible Securities Fund
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York Municipal Fund

4.    Board IV Oppenheimer Funds
      --------------------------

Oppenheimer Tremont Market Neutral Fund LLC
Oppenheimer Tremont Opportunity Fund LLC
Oppenheimer Real Estate Fund
Oppenheimer Multi Cap Value Fund